SECOND AMENDMENT TO CREDIT AGREEMENT

        SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 21, 2005, (the “Second Amendment”) by and among NU HORIZONS ELECTRONICS CORP., a Delaware corporation having its executive offices at 70 Maxess Road, Melville, New York (the “Borrower”), each of the lenders that is a signatory thereto identified under the caption “Lenders” on the signature pages to the Credit Agreement (as defined below) (individually, a “Lender”, and collectively, the “Lenders”), and CITIBANK, N.A., a national banking association as administrative agent for the Lenders (the “Administrative Agent”).

RECITALS

        The Borrower, certain of the Lenders and the Administrative Agent entered into an Amended and Restated Credit Agreement dated as of September 30, 2004, as amended by a First Amendment dated as of February 28, 2005 (collectively, the “Credit Agreement”), pursuant to which certain financial accommodations were made available to the Borrower.

        Immediately prior to entry into this Second Amendment, one of the original Lenders is withdrawing from the credit facility and assigning its interests to a new Lender, and, effective upon entry into this Second Amendment to Credit Agreement, such new Lender and certain of the original Lenders will adjust the amounts of their respective Revolving Credit Commitments.

        The Borrower has requested that the Lenders and the Administrative Agent modify certain of the terms set forth in the Credit Agreement and the Lenders and the Administrative Agent are willing to comply with such request but only upon and subject to the following terms and conditions.

        NOW THEREFORE, in consideration of the premises and mutual covenants and promises exchanged herein, the parties hereto mutually agree as follows:

        Section 1. Definitions. Except as otherwise defined in this Second Amendment, terms defined in the Credit Agreement are used herein as defined therein.

        Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 3 below, the Credit Agreement shall be amended as follows:

1. Section 1.1 of the Credit Agreement is hereby amended by (a) deleting the definitions of “Borrowing Base”, “Domestic Subsidiary”, “Foreign Subsidiary”, “Guarantee”, “Guarantors”, “Loan Documents”, “Low Leverage Period”, “Margin”, “Modified Quick Ratio”, “Permitted Acquisition”, “Rolling Two Quarter EBIT” and substituting the following therefor:

““Borrowing Base” shall mean: the lesser of (i) the amount of the Total Revolving Credit Commitment or (ii) 80% of the Eligible Accounts plus the lesser of (a) 40% of the Eligible Inventory as reported on the most recent Borrowing Base Certificate delivered pursuant to Section 5.1 (12) hereof or (b) $50,000,000; provided, however, if such certificate has not been provided the Borrowing Base shall be deemed to be zero.”

““Domestic Subsidiary” shall mean, as to any Person, any Subsidiary of such Person organized under the laws of the United States of America or any state thereof.”

““Foreign Subsidiary” shall mean, as to any Person, any Subsidiary of such Person which is not organized under the laws of the United States of America or any state thereof.”

““Guarantee” shall mean collectively the Guarantee and Reaffirmation and Acknowledgment of Guaranty in the forms prepared by counsel to the Administrative Agent to be executed and delivered by each Guarantor on the date of the Second Amendment and thereafter by any Domestic Subsidiaries of the Borrower required to deliver a Guarantee pursuant to Section 5.11 hereof, as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.”

““Guarantors” shall mean collectively NIC Components Corp. a New York corporation, Nu Horizons International Corp. a New York corporation, NUV Inc. (formerly known as Nu Visions Manufacturing, Inc.) a Massachusetts corporation, Titan Supply Chain Services Corp. (formerly known as Titan Logistics Corp.) a New York corporation, Razor Electronics, Inc. (formerly known as Hunter Electronics, Inc.) a New York corporation, NuXChange B2B Services, Inc., a Delaware corporation and each other Domestic Subsidiary of the Borrower which, from time to time hereafter, is required to execute a Guarantee in accordance with Section 5.11 hereof.

““Loan Documents” shall mean, collectively, this Agreement, the Revolving Credit Notes, documents executed in connection with a Letter of Credit, the Security Agreements and any reaffirmations thereof, the Guarantee and any reaffirmations thereof, the Pledge Agreement and any reaffirmations thereof, the Control Agreement, the Blocked Account Agreement and any other documents executed by the Borrower or the Guarantors in connection herewith including any and all amendments to such documents.”

““Low Leverage Period” [Reserved].”

““Margin” shall mean 1.75 percent per annum.”

““Modified Quick Ratio” [Reserved].”

““Permitted Acquisition” shall mean an acquisition by the Borrower or any Subsidiary of the Borrower by merger, by consolidation or by purchase of a voting majority of the stock of another Person or the purchase of all or substantially all of the assets of another Person (or of a division or other operating component of another Person) (an “Acquisition”) if all of the following conditions are met:

    (i)        The total consideration, including the cash purchase price for such Acquisition and any Funded Debt incurred or assumed in connection therewith, does not exceed $15,000,000 and the aggregate total consideration for all Acquisitions consummated during the Commitment Period does not exceed $25,000,000;

    (ii)        The Acquisition is identified as a “Permitted Acquisition” by the Borrower in writing to the Administrative Agent provided that, prior to 11/30/04, any Acquisition otherwise qualifying as a Permitted Acquisition will require the affirmative consent of all the Lenders;

(iii) The Borrower and its Subsidiaries have not closed more than two (2) Acquisitions in any twelve (12) month period and four (4) Acquisitions during the Commitment Period;

(iv) No Acquisition shall be a Permitted Acquisition if the business which is the subject of such acquisition has a negative EBITDA for the most recently concluded four quarters;

    (v)        Substantially all of the revenue of the Person or assets being acquired is derived from products and services substantially similar to those currently provided by the Borrower and/or its Subsidiaries;

    (vi)        The Administrative Agent and the Lenders shall have received at least three (3) years of historical financial statements of such Person (or, if such Person has been in business for less than three (3) years, financial statements for such lesser number of years) and a set of projections setting forth in reasonable detail (with those stated assumptions set forth below) the pro forma effect of such Acquisition and showing compliance by the Borrower with all covenants set forth in this Agreement for the next succeeding four (4) fiscal quarters. The projections to be delivered hereunder shall include and specify the assumptions used to prepare such projections regarding growth of sales, margins on sales and cost savings resulting from such Acquisition;

    (vii)        The Administrative Agent and the Lenders shall have received a certificate signed by the chief financial officer of the Borrower to the effect that (and including calculations indicating that) on a pro forma basis after giving effect to such Acquisition: (a) all representations and warranties contained in the Loan Documents will remain true and correct except those, if any, made as of a specific time which shall have been true and correct when made, (b) the Borrower will remain in compliance with all covenants contained in the Loan Documents, and (c) no Default or Event of Default has occurred and is continuing or will occur as a result of the consummation of such Acquisition;

    (viii)        With respect to such Person which is the subject of an Acquisition, such Acquisition has been (x) approved by the board of directors or other appropriate governing body of such Person or (y) recommended for approval by such board of directors or governing body to the shareholders, members, partners, or other owners of such Person, as required under applicable law or the certificate of incorporation and by-laws or other organizational documents of such Person and subsequently approved by the shareholders, members, partners or other owners if such approval is required under applicable law or by the certificate of incorporation and by-laws or other organizational documents of such Person or (z) otherwise agreed to by all shareholders, members, partners or owners of such Person;

(ix) The Borrower has timely delivered the financial statements required pursuant to Section 5.1(1) and 5.1(2) hereof;

(x) The Borrower and such other Person, if any, has complied with the provisions of Section 5.11 hereof; and

    (xi)        The Acquisition constitutes a Domestic Acquisition, as herein after defined. Domestic Acquisition shall mean the acquisition by the Borrower or any Subsidiary of the Borrower of more than 50% of the capital stock, membership interests, partnership interests or other similar ownership interests of a Person organized under the laws of the United States or any state thereof or the purchase of all or substantially all of the assets owned by such Person substantially all of which assets are located in the United States.”

““Rolling Two Quarter EBIT” [Reserved].”

and (b) adding new definitions of “Blocked Account”, “Blocked Account Agreement”, “Control Agreement” and “Pledge Agreement” to read as follows:

““Blocked Account” shall have the meaning ascribed thereto in the Blocked Account Agreement.@

““Blocked Account Agreement” shall mean, collectively, the blocked account agreement by and between the Borrower, NIC Components Corp., Nu Horizons International Corp., Titan Supply Chain Services Corp. and Razor Electronics, Inc., as applicable, and the Administrative Agent in the form of Exhibit E hereto.”

““Control Agreement” shall mean, collectively, the agreement(s) regarding the Mellon Bank, N.A. concentration deposit accounts of the Borrower, NIC Components Corp., Nu Horizons International Corp., Titan Supply Chain Services Corp. and Razor Electronics, Inc. (collectively, the “Control Agreement Guarantors”) by and among the Borrower, or the Control Agreement Guarantors, as applicable, Mellon Bank, N.A. and the Administrative Agent in the form of Exhibit D hereto.

““Pledge Agreement” shall mean (a) with respect to the Borrower, any Pledge Agreement entered into in accordance with Section 5.11 hereof relating to the capital stock or other equity interests of a Foreign Subsidiary of the Borrower substantially in the form prepared by counsel to the Administrative Agent, (b) with respect to each Domestic Subsidiary, as applicable, any Pledge Agreement entered into in accordance with Section 5.11 hereof relating to the capital stock or other equity interests of a Foreign Subsidiary which is a Subsidiary of a Domestic Subsidiary of the Borrower substantially in the form prepared by counsel to the Administrative Agent and as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.”

2.        Section 2.8 of the Credit Agreement is hereby deleted and “[Reserved]” is substituted therefor.

3.        Section 2.9 (a) of the Credit Agreement is hereby deleted and the following is substituted therefor:

“2.9 Commitment Fees; Other Fees. (a) Commitment Fees. As additional compensation for the Revolving Credit Commitments, the Borrower agrees to pay to the Administrative Agent for the pro rata benefit of the Lenders a commitment fee for the Commitment Period based on the average daily unused portion of the Total Revolving Credit Commitment (without reference to the Borrowing Base) of .25% which fee shall accrue from the date of the Second Amendment.

Any fee payable under this Section 2.9 which is not paid when due shall bear interest at the Involuntary Rate until paid, payable on demand. Such fee shall be computed on the basis of a 360 day year for the actual days elapsed for the Relevant Period and shall be payable monthly on the first day of each month during the Commitment Period and on the Termination Date or any earlier date of termination in accordance with the terms of this Agreement. The “unused portion of the Total Revolving Credit Commitment” means, at any time, the Total Revolving Credit Commitment less the sum of (a) the unpaid principal balance of all Revolving Credit Loans and (b) the Letter of Credit Exposure. Upon termination or reduction of the Revolving Credit Commitments or adjustment of the Lenders’ percentage of Total Revolving Credit Commitments, the Borrower will pay to the Administrative Agent, for the pro rata account of the Lenders, accrued unused fees on the portion of the Revolving Credit Commitment terminated or reduced to the date of termination or reduction.”

    4.        A new Section 3.15 entitled Security Agreements and Pledge Agreements is added to the Credit Agreement to read as follows:

“3.15 Security Agreements and Pledge Agreements: Each Security Agreement and Pledge Agreement executed by the Borrower and each Domestic Subsidiary, as applicable, shall, pursuant to its terms and applicable law, constitute a valid and continuing lien on and security interest in the collateral referred to in such Security Agreement and such Pledge Agreement in favor of the Administrative Agent, for the ratable benefit of the Lenders, which shall be prior to all other Liens, claims and rights of all other Persons in such collateral which may be perfected under the laws of any state of the United States of America except Liens permitted by the terms hereof.”

    5.        Section 5.11 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“5.11 New Subsidiaries. Give the Administrative Agent prompt written notice of the creation, establishment or acquisition, in any manner, of any Subsidiary not existing on the date of the Second Amendment. The Borrower (a) shall cause any Domestic Subsidiary formed after the date of this Agreement to become a Guarantor of all debts and obligations of the Borrower under this Agreement and cause such Domestic Subsidiary to execute a Guarantee and a Security Agreement together with related security agreement questionnaires and UCC-1 financing statements which shall be acceptable to the Administrative Agent in all respects and (b) the Borrower or a Domestic Subsidiary of the Borrower, as appropriate, shall execute a Pledge Agreement in the form provided by counsel to the Administrative Agent, with respect to the capital stock or other equity interest of any Foreign Subsidiary formed after the date of the Second Amendment to be pledged to the Agent for the pro rata benefit of the Lenders pursuant to the Pledge Agreement or an amendment thereto and deliver to the Agent the stock certificates, if any, evidencing the shares or other interests pledged under such Pledge Agreement together with stock powers executed in blank. In no event shall the Borrower or a Domestic Subsidiary be required to pledge any of the assets of a Subsidiary that is a controlled foreign corporation, as defined in Section 957(a) of the Internal Revenue Code, including, but not limited to the stock of any Subsidiary held directly or indirectly by any such Subsidiary. In the case of both (a) and (b) above, within ten (10) days after the creation, establishment, or acquisition of such Subsidiary, the Borrower and or a Domestic Subsidiary shall deliver or cause to be delivered such proof of corporate action, incumbency of officers, opinions of counsel and other documents as are consistent with those delivered as to each Subsidiary pursuant to Section 4.1 hereof or as the Administrative Agent shall request, each in form and substance satisfactory to the Administrative Agent.”

    6.        The Credit Agreement is hereby amended by adding a new Section 5.12 to read as follows:

“5.12 Collection of Accounts. (a) In the event that the Borrower is in default of (1) the Minimum Excess Availability covenant contained in Section 6.3 of this Agreement and, provided there is at least $1.00 of Excess Availability, such default continues for a period of fifteen (15) days or (2) the provisions of Section 8(a) hereof, after giving effect to any period of grace, then in each instance and in addition to any other rights of the Administrative Agent or the Lenders and/or remedies available to the Administrative Agent under the Loan Documents (y) the Administrative Agent shall give the Notice of Exclusive Control under the Control Agreement, for the Borrower’s and the Control Agreement Guarantors’ cash concentration account(s) at Mellon Bank, N.A. and, in addition, (z) the Administrative Agent shall (A) require the Borrower to deposit, promptly upon receipt, all payments on Accounts and all proceeds of other collateral securing the Revolving Credit Loans in the identical form in which such payments are made, whether by cash, check or other manner, into the Blocked Account, (B) cause the Borrower to give notice to all account debtors to deposit all payments on Accounts, whether by cash, check or other manner, into the Blocked Account, and (c) give the Notice of Full Dominion under the Blocked Account Agreement. The Borrower and each Domestic Subsidiary hereby agree that all payments made to the Blocked Account or other funds received and collected by the Administrative Agent, whether on the Accounts or as proceeds of other collateral or otherwise, shall be the property of the Administrative Agent for the pro rata benefit of the Lenders. Neither the Borrower nor any Domestic Subsidiary shall be entitled to make withdrawals from the Blocked Account except in accordance with the terms of the Blocked Account Agreement.

(b) Such payments or other funds received pursuant to Section 5.12(a) hereof will be applied (conditional upon final collection) in the manner specified in the Blocked Account Agreement.

(c) In the event that subsection (a) is applicable, the Borrower and all of its Affiliates, Subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for the Administrative Agent, receive, as the property of the Administrative Agent for the pro rata benefit of the Lenders, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Account, or otherwise remit the same or cause the same to be remitted, in kind, to the Administrative Agent. In no event shall the same be commingled with any of the Borrower’s own funds.

(d) If there has occurred a Full Dominion Effective Date as defined in and provided for in the Blocked Account Agreement due to a violation of Section 6.3 hereof, the Administrative Agent’s control over the Blocked Account will remain in effect until such time as the Borrower has maintained Minimum Excess Availability, as defined in Section 6.3 hereof, for a consecutive two (2) month period as reflected in the Borrowing Base Certificates delivered pursuant to Section 5.1 (12) hereof. Upon satisfaction of such condition the Administrative Agent shall give the Notice of Termination of Exclusive Control under the Control Agreement and give the Notice of Termination of Full Dominion under the Blocked Account Agreement .”

    7.        The Credit Agreement is hereby amended by adding a new Section 5.13 to read as follows:

“5.13 Cash Concentration Accounts. Maintain and cause its Domestic Subsidiaries to maintain any cash concentration accounts subject to the Lien of the Administrative Agent and in furtherance thereof enter into and maintain the Control Agreement.”

    8.        Section 6.2 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“6.2 Capital Base. Maintain a minimum Capital Base, as defined herein, as at 8/31/05 and at the end of each fiscal quarter thereafter of at least the sum of $120,000,000 plus 75% of cumulative consolidated quarterly net income of the Borrower and its Subsidiaries after 8/31/05. In addition, 75% of the net proceeds received by the Borrower or its Subsidiaries from any equity offering will be added to the applicable Capital Base amount required as set forth above for the next succeeding fiscal quarter and in each fiscal quarter thereafter. Net losses, if any, will not be deducted from the applicable calculation of Capital Base. “Capital Base” shall mean for the Borrower and its Subsidiaries on a consolidated basis the sum of Tangible Net Worth plus Subordinated Debt.”

9. The Credit Agreement is hereby amended by adding a new Section 6.2.5 to read as follows:
“6.2.5 Domestic Capital Base. Maintain a minimum Domestic Capital Base, as defined herein, as at 8/31/05 and at the end of each fiscal quarter thereafter of at least the sum of $105,000,000 plus 75% of cumulative consolidated quarterly net income of the Borrower and its Domestic Subsidiaries after 8/31/05. In addition, 75% of the net proceeds received by the Borrower or its Domestic Subsidiaries from any equity offering will be added to the applicable Domestic Capital Base amount required as set forth above for the next succeeding fiscal quarter and in each fiscal quarter thereafter. Net losses, if any, will not be deducted from the applicable calculation of Domestic Capital Base. “Domestic Capital Base” shall mean for the Borrower and its Domestic Subsidiaries on a consolidated basis the sum of Tangible Net Worth plus Subordinated Debt, in each case, of the Borrower and its Domestic Subsidiaries.”

    10.        Section 6.3 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“6.3 Minimum Excess Availability. Maintain at all times an Excess Availability, as herein defined, of $10,000,000. Excess Availability means the amount of Revolving Credit Loans which would be available if the Borrowing Base was calculated without giving effect to the limitations on the maximum amount of same imposed by reference to the definition of Total Revolving Credit Commitments, less the sum of the amounts of Revolving Credit Loans outstanding and the Letter of Credit Exposure.”

    11.        Section 6.4 of the Credit Agreement is hereby deleted and “[Reserved]” is substituted therefor.

    12.        Section 6.5 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“6.5 Maximum Net Loss. (a) Not incur a net loss in excess of $3,000,000 for any fiscal quarter and (b) commencing with the fiscal quarter ended 8/31/05, not incur a net loss in excess of $6,000,000 as of the end of each fiscal quarter for the rolling four fiscal quarters then ended.”

    13.        Section 7.1 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“7.1 Indebtedness for Borrowed Money. Incur, or permit to exist, any indebtedness for borrowed money except (i) indebtedness incurred pursuant to borrowings or other extensions of credit hereunder, (ii) purchase money indebtedness (y) secured by Liens described in Section 7.2(iv) hereof which has an annual debt service requirement of not more than $8,000,000 in the aggregate inclusive of the annual amounts expended by the Borrower for operating leases pursuant to Section 7.7 hereof and (z) incurred in connection with Nevada CapEx, as defined in Section 6.6 hereof, (iii) indebtedness existing on the date of the Second Amendment and reflected in the financial statements referred to in Section 3.1 hereof and extensions, renewals and refinancings thereof (without increase in principal amount), (iv) indebtedness incurred in the ordinary course of business exclusive of that incurred in the borrowing of money, (v) Subordinated Indebtedness, (vi) indebtedness incurred by the Foreign Subsidiaries to institutional lenders not to exceed $30,000,000 in the aggregate and (vii) other indebtedness which shall not exceed in the aggregate, for the Borrower and all Domestic Subsidiaries, at any time outstanding, the sum of $1,000,000.”

    14.        Section 7.2 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“7.2 Liens. Create, assume or permit to exist any Lien on any of its property or assets now owned or hereafter acquired except (i) Liens in favor of the Administrative Agent for the benefit of the Lenders; (ii) other Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially impair the use thereof in the operation of its business; (iii) Liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with GAAP; (iv) purchase money Liens on fixed assets granted to secure either the unpaid balance of the purchase price thereof or a loan made to finance the purchase of such assets, all to the extent permitted under Section 7.1(ii)(y) and (z) hereof; (v) Liens existing on the date of the Second Amendment and disclosed in writing to the Lenders as indicated on Schedule I hereto and (vi) Liens attaching to the property of the Foreign Subsidiaries securing indebtedness of the Foreign Subsidiaries permitted by Section 7.1 (vi) hereof.”

    15.        Section 7.3 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“7.3 Loans and Investments. Lend or advance money, credit or property to or invest in (by capital contribution, loan, purchase or otherwise) any firm, corporation, or other Person except (i) investments in United States Government obligations, certificates of deposit of any banking institution with combined capital and surplus of at least $200,000,000 and commercial paper of the highest credit rating given by Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services, (ii) the Borrower may make loans provided that the aggregate thereof at any time outstanding and owing by any one Person shall not exceed $200,000, (iii) investments in stocks, securities or assets of other Persons which qualify as a Permitted Acquisition, (iv) the purchase of up to $1,000,000 of the stock of the Borrower on behalf of the ESOP valued at the market price at the time of such purchase, (v) investments in stocks, securities or assets of other corporations not meeting the requirements of subsection (iii) above, so long as such corporation is in the electronics or high tech business; provided, however, that (1) the aggregate of such investments shall not exceed $1,000,000 and (2) such corporation is organized under the laws of any state of the United States of America, (vi) the purchase of not more than an aggregate of $4,000,000 of minority interests in the Borrower’s Foreign Subsidiaries pursuant to and in accordance with the terms of the shareholder agreements of such Foreign Subsidiaries (a “Minority Interest Purchase”) and (vii) investments by the Borrower and its Domestic Subsidiaries in stocks, securities or assets of Foreign Subsidiaries or loans to Foreign Subsidiaries provided that such investments and loans together with the guarantees permitted by Section 7.5 (iii) hereof do not exceed $60,000,000 in the aggregate reduced by any amount utilized for any Minority Interest Purchase under subsection (vi) above.”

    16.        Section 7.4 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“7.4 Fundamental Changes. Wind up, liquidate, or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets, (whether now owned or hereafter acquired other than sales of inventory and obsolete equipment in the ordinary course of business) to any Person, or acquire all or substantially all of the assets or the business of any Person except: a wholly owned Subsidiary of the Borrower may merge into or consolidate with (1) a wholly owned Subsidiary of the Borrower or (2) the Borrower, provided that no Foreign Subsidiary shall merge with and into another Foreign Subsidiary if 65% of the shares or other ownership interests of the surviving Subsidiary cannot be pledged to the Administrative Agent for the benefit of the Lenders, provided further that in each case that immediately after giving effect thereto, the surviving entity is obligated under this Agreement and no event shall occur and be continuing which constitutes a Default or an Event of Default.”

    17.        Section 7.5 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“7.5 Contingent Liabilities. Assume, endorse, be or become liable for or guarantee the obligations of any Person if, as a result thereof, the aggregate of such contingent liabilities with respect to any one Person would exceed $100,000 excluding, however, (i) the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (ii) guarantees given by the Borrower for obligations of its Domestic Subsidiaries and guarantees given by Domestic Subsidiaries for the obligations of the Borrower and (iii) guarantees by the Borrower and its Foreign Subsidiaries for obligations of Foreign Subsidiaries permitted by Section 7.1 (vi) hereof provided that such obligations together with investments and loans permitted by Section 7.3 (vii) and Minority Interest Purchases permitted by Section 7.3 (vi) do not exceed $60,000,000 in the aggregate and such guarantees are not secured by any property of the Borrower or its Domestic Subsidiaries. Solely for purposes of calculating compliance with the provisions of (iii) above, the guaranteed amount pursuant to guarantees by the Borrower and/or one or more guarantors of the same indebtedness obligations shall only be counted once.”

    18.        Section 7.6 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“7.6 Sales of Receivables; Sale — Leasebacks. Sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Borrower or its Domestic Subsidiaries, with or without recourse, except for the purpose of collection in the ordinary course of business; or sell any asset pursuant to an arrangement to thereafter lease such asset from the purchaser thereof.”

    19.        Section 7.12 of the Credit Agreement is hereby deleted and the following is substituted therefor:

         “7.12 Liabilities of Subsidiaries: [Reserved].”

    20.        Section 7.14 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“7.14 ERISA. (a) Terminate and Plan so as to result in any material liability of the Borrower or any Subsidiary to the PBGC, (b) engage in or permit any Person to engage in any prohibited Transaction involving any Plan which would subject the Borrower or any of its Subsidiaries to any material tax, penalty or other liability, (c) incur or suffer to exist any material “accumulated funding deficiency” (as defined in Section 202 of ERISA), whether or not waived, involving any Plan, or (d) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability of the borrower or any Subsidiary to the PBGC by reason of termination of any Plan.”

    21.        Section 8(c) of the Credit Agreement is hereby deleted and the following is substituted therefor:

    (c)        The Borrower shall default in the observance or performance of any of its agreement set forth in Sections 5.11, 6 (other than Section 6.3 unless there is less than $1.00 of Excess Availability) or 7 hereof or”

    22.        Section 8(i) of the Credit Agreement is hereby deleted and the following is substituted therefor:

    “(i)        A Loan Document shall cease, for any reason, to be in full force and effect or shall be declared null and void, a default shall occur thereunder or any party thereto shall assert that it has no further obligation to a Lender or the Administrative Agent thereunder (unless such party has been discharged from such obligation under such Loan Document by such Lender or the Administrative Agent in writing) or any Security Agreement or any Pledge Agreement shall for any reason, except to the extent permitted by this Agreement or any other Loan Document, cease to create, or the Administrative Agent (for any reason other than termination or release as permitted by this Agreement) shall cease to have, for the benefit of itself and the ratable benefit of the Lenders, a valid, enforceable and perfected first priority security interest in the Collateral (as defined therein) or any portion thereof, then, in any such event, any or all of the following actions shall be taken: (i) the Administrative Agent with the written consent of the Required Lenders may, and upon the written request of the Required Lenders shall, by notice of default to the Borrower, declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments and all obligations of the Lenders to make Revolving Credit Loans or issue Letters of Credit, shall immediately terminate; (ii) the Administrative Agent with the written consent of the Required Lenders may, and upon the written request of the Required Lenders shall, by notice of default to the Borrower, declare the entire amounts due under the Revolving Credit Notes (with accrued interest thereon) and all other amounts owing under this Agreement to be immediately due and payable; provided, however, that upon the happening of an event specified in subsection (f) of this Section 8, the obligation of the Lenders to make further Revolving Credit Loans and the Issuing Lender to issue Letters of Credit shall terminate and the Revolving Credit Notes and all other amounts owing under this Agreement shall be immediately due and payable without declaration or other notice to the Borrower. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.”

    23.        Section 10.1 (a) of the Agreement is hereby deleted and the following is substituted therefor:

    “(a) if to the Borrower, any Guarantor or any of their respective subsidiaries at Nu Horizons Electronics Corp., 70 Maxess Road, Melville, New York 11747, Attn.: Mr. Paul Durando, Vice President/Finance with a copy to Kramer, Coleman, Wactlar & Lieberman, P.C. 100 Jericho Quadrangle, Suite 225, Jericho, New York 11753, Attn: Nancy D. Lieberman, Esq.”

    24.     The Credit Agreement is hereby amended by adding a new Exhibit D and an Exhibit E in the form attached hereto.

    25.     The Revolving Credit Commitments of the Lenders are hereby adjusted among the Lenders and, to reflect such adjustment, Schedule I of the Credit Agreement is hereby deleted and the following is substituted therefor:

“SCHEDULE I
Revolving Credit Commitments (Section 2.1)

Facility Amount : $100,000,000

Bank	Revolving Credit Commitment	Percentage of Total Revolving Credit Commitment

Citibank, N.A.	$21,000,000	21%
Bank of America, N.A.	$15,000,000	15%
JPMorgan Chase Bank, N.A.	$15,000,000	15%
Israel Discount Bank of New York	$14,000,000	14%
HSBC Bank USA, National Association	$10,000,000	10%
North Fork Bank	$10,000,000	10%
Bank Leumi USA	$7,500,000	7.5%
Sovereign Bank	$7,500,000	7.5%

Section 3. Conditions Precedent. The amendments to the Credit Agreement set forth in Section 2 hereof shall become effective, on the date of this Second Amendment, upon the execution and delivery of this Second Amendment by the Borrower, the Administrative Agent and each of the Lenders and the satisfaction of the following conditions:

(A) Notes. Each Lender shall have received a revolving credit note in the amount of its Revolving Credit Commitment, as set forth on Schedule I, duly executed by the Borrower. Such notes shall replace and supercede the notes originally dated September 30, 2004; provided, however, such replacement shall not be deemed to have terminated or discharged the Borrower=s grant of the security interests securing the original notes.

(B) Guaranty; Reaffirmation of Guaranty. The Administrative Agent shall have received a Guaranty from NuXChange B2B Services, Inc. and a reaffirmation and acknowledgment of the Guaranty duly executed by each of the other Domestic Subsidiaries.

(C) Amended and Restated Security Agreement. The Administrative Agent shall have received an amended and restated Security Agreement duly executed by the Borrower and each of its Domestic Subsidiaries together with UCC-3 amendments in favor of the Administrative Agent for the benefit of the Lenders amending the collateral to include all assets of the Borrower and each of its Domestic Subsidiaries, and Uniform Commercial Code searches and security agreement questionnaires.

(D) Pledge Agreement. The Administrative Agent shall have received a Pledge Agreement duly executed by the Borrower pledging the equity interests specified of the Foreign Subsidiaries named therein together with all stock certificates, if any, evidencing the shares pledged under the Pledge Agreement together with stock powers for such shares executed in blank.

(E) Control Agreement and Blocked Account Agreement. The Administrative Agent shall have received (i) the Control Agreement(s) in the form of Exhibit D for the Borrower=s and the Control Agreement Guarantors= cash concentration account(s) at Mellon Bank, N.A. duly executed by the Borrower and Mellon Bank, N.A. and (ii) a Blocked Account Agreement in the form of Exhibit E for the Borrower=s blocked account at the Administrative Agent.

(F)  Certified Copies and Other Documents. The Administrative Agent shall have received the following with respect to the Borrower and, unless otherwise indicated below, the Guarantors:

(i) for the Borrower and each Subsidiary, certificates of good standing from the Secretary of State of New York if incorporated under the laws of the State of New York or doing business in New York and, if incorporated in a jurisdiction other than New York, from the Secretary of State or other applicable Governmental Authority of such jurisdiction of incorporation and from the Secretary of State or other applicable Governmental Authority of each jurisdiction in which an office is maintained except any jurisdiction where the failure to be qualified would not have a material adverse effect;

(ii)  certificates of an officer of the Borrower dated the date of this Second Amendment certifying (x) no changes in the certificate of incorporation or by-laws from the date of the Agreement or attaching copies of any amendments, (y) true and correct copies of resolutions adopted by the board of directors of the Borrower (1) authorizing the borrowings and the other extensions of credit from the Lenders under the Agreement as amended hereby, the execution, delivery and performance by the Borrower of this Second Amendment, the Pledge Agreement and the Amended and Restated Security Agreement and any related documents (2) approving forms in substantially execution form of this Second Amendment, the Pledge Agreement and the Amended and Restated Security Agreement and (3) authorizing officers of the Borrower to execute and deliver this Second Amendment, the Pledge Agreement and the Amended and Restated Security Agreement and any related documents, and (z) the incumbency and specimen signatures of the officers of the Borrower executing any documents delivered to the Administrative Agent or a Lender by the Borrower in connection herewith; and

(iii) certificates of an officer of each Guarantor dated the date of this Second Amendment certifying, (w) no changes in the certificate of incorporation (or equivalent) or by-laws (or equivalent) from the date of the Agreement or attaching copies of any amendments, (x) true and correct copies of resolutions adopted by the board of directors of each Guarantor (1) authorizing the execution, delivery and performance by such Guarantor of the Guaranty or Reaffirmation and Acknowledgment of Guaranty, as applicable, and the Amended and Restated Security Agreement and any related documents (2) approving forms in substantially execution form of the Guaranty or Reaffirmation and Acknowledgment of Guaranty, as applicable, and the Amended and Restated Security Agreement, and (3) authorizing officers of such Guarantor to execute and deliver the Guaranty or Reaffirmation and Acknowledgment of Guaranty, as applicable, and the Amended and Restated Security Agreement and any related documents, (y) the incumbency and specimen signatures of the officers of such Guarantor executing any documents delivered to the Administrative Agent or a Lender by such Guarantor in connection herewith, and (z) true and correct copies of resolutions adopted by the shareholders of such Guarantor authorizing the execution and delivery of the Guaranty or Reaffirmation and Acknowledgment of Guaranty, as applicable, and the Amended and Restated Security Agreement.

(G) Collateral Audit. The Administrative Agent shall have conducted a Field Audit, at the expense of the Borrower, which shall in all respects be satisfactory to the Administrative Agent.

(H) Inventory Appraisal. The Administrative Agent shall have received an appraisal of the inventory, at the expense of the Borrower, which shall in all respects be satisfactory to the Administrative Agent.

(i) Legal Opinion. The Administrative Agent and each Lender shall have received a favorable opinion of counsel to the Borrower and the Guarantors satisfactory in form and substance to the Administrative Agent and the Lenders and covering such matters incident to the transactions contemplated by this Second Amendment as the Administrative Agent shall reasonably require.

(J) Approval of the Administrative Agent and Agent=s Counsel. All other documents and legal matters in connection with the transactions contemplated by this Second Amendment shall be satisfactory in form and substance to the Administrative Agent and its counsel.

Section 4. Representations and Warranties. The Borrower represents and warrants to the Banks that the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and complete on the date of this Second Amendment and as if made on and as of the date hereof (or, if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Section 5. Governing Law; Execution in Counterparts. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Second Amendment by signing any such counterpart. This Second Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (without regard to New York conflicts of laws principles).

Section 6. Expenses, etc. The Borrower agrees (a) to pay to the Administrative Agent for the pro rata benefit of the Lenders, an amendment fee in the amount of $50,000 and (b) to pay or reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Goetz & Mady-Grove, LLP) in connection with the negotiation, preparation, execution and delivery of this Second Amendment and the transactions contemplated hereby.

Section 7. Effective Date. This Second Amendment is dated for convenience as of November 21, 2005 and shall be effective as of such date, on the delivery of an executed counterpart to the Borrower upon satisfaction of the conditions precedent contained in Section 3 hereof.

[REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Credit Agreement to be duly executed and delivered by their duly authorized officers, all as of the day and year first above written.

Borrower: NU HORIZONS ELECTRONICS CORP.

By:	/s/ Paul Durando
Paul Durando Vice President/Finance

Administrative Agent: CITIBANK, N.A., as Administrative Agent

By:	/s/ Stuart N. Berman
Stuart N. Berman Vice President

Documentation Agent: BANK OF AMERICA, N.A., as Documentation Agent

By:	/s/ Steven J. Melicharek
Steven J. Melicharek Senior Vice President

Syndication Agent: JPMORGAN CHASE BANK, N.A., as Syndication Agent

By:	/s/ Louise Duchi
Louise Duchi Vice President

Syndication Agent: HSBC BANK USA, NATIONAL ASSOCIATION, as Syndication Agent

By:	/s/ Christopher J. Mendelsohn
Christopher J. Mendelsohn First Vice President

Notice Addresses:	Lenders:

CITIBANK, N.A.

CITIBANK, N.A.	By:	/s/ Stuart N. Berman
730 Veterans Memorial Highway Hauppauge, NY 11788		Stuart N. Berman Vice President

BANK OF AMERICA, N.A.

BANK OF AMERICA, N.A.	By:	/s/ Steven J. Melicharek
1185 Avenue of the Americas New York, NY 10036		Steven J. Melicharek Senior Vice President

JPMORGAN CHASE BANK, N.A.

JPMORGAN CHASE BANK, N.A.	By:	/s/ Louise Duchi
395 North Service Road, Floor 3 Melville, NY 11747		Louise Duchi Vice President

ISRAEL DISCOUNT BANK OF NEW YORK

ISRAEL DISCOUNT BANK OF NEW YORK	By:	/s/ Scott Fishbein
511 Fifth Avenue New York, NY 10017		Scott Fishbein First Vice President

By:	/s/ Matilde Reyes
Matilde Reyes First Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

HSBC BANK USA, NATIONAL ASSOCIATION	By:	/s/ Christopher J. Mendelsohn
534 Broad Hollow Road Melville, NY 11747		Christopher J. Mendelsohn First Vice President

NORTH FORK BANK

NORTH FORK BANK	By:	/s/ Robert J. Milas
275 Broadhollow Road Melville, NY 11747		Robert J. Milas Vice President

BANK LEUMI USA

BANK LEUMI USA	By:	/s/ Paul Tine
48 South Service Road Suite 200 Melville, NY 11747		Paul Tine First Vice President

SOVEREIGN BANK

SOVEREIGN BANK	By:	/s/ Christine Gerula
3 Huntington Quadrangle Suite 103 South Melville, NY 11747		Christine Gerula Senior Vice President

EXHIBIT D
CONTROL AGREEMENT (BANK ACCOUNTS)

This CONTROL AGREEMENT (BANK ACCOUNTS) dated as of [____________], 2005 (this “Agreement”) is made among [_______________] (“Pledgor”), Citibank, N.A., as Administrative Agent (“Administrative Agent”), Mellon Bank, N.A. (“Mellon Bank”) and Mellon Financial Services Corporation #1 (“MFSC#1”). Mellon Bank and MFSC#1 are collectively referred to herein as “Mellon”.

The parties hereto refer to Account No. [__________] in the name of the Pledgor maintained at Mellon Bank (the “Account”) and lockbox [_________] maintained at Mellon Bank in accordance with the Mellon Global Cash Management Terms and Conditions dated October 1, 1994 (“Mellon T&C”). In addition, the parties hereto refer to lockbox 21102 maintained at Mellon Financial Services Corporation #1 in accordance with the Mellon Financial Services Corporation #1 Global Cash Management Terms and Conditions dated April 1, 1994 (“MFSC #1 T&C”). Lockboxes [________] and [________] are collectively referred to as the “Lockbox”. The Mellon T&C and the MFSC#1 T&C are collectively referred to herein as the “Terms and Conditions”. The parties hereby agree as follows:

1. Pledgor and Administrative Agent notify Mellon that by separate agreement Pledgor has granted Administrative Agent a security interest in the Account and all funds therein and rights thereto. Mellon acknowledges being so notified and confirms that it has no actual knowledge or notice of any restraint, security interest, lien or other adverse claim in or to the Account or any funds therein.

2. Mellon shall comply with orders received from Pledgor (without further consent from Administrative Agent) concerning the Account until Mellon has received a notice purporting to be signed and sent by the Administrative Agent in substantially the form attached as Exhibit A hereto (a “Notice of Exclusive Control”). After such receipt, Mellon shall not honor any orders from Pledgor and shall comply with all withdrawal, transfer, payment and other instructions (collectively, “orders”) received from Administrative Agent (without further consent from Pledgor) concerning the Account until such time as an Exclusive Control Termination Date, as hereinafter defined, has occurred. Any Notice of Exclusive Control received by Mellon after 1:00 p.m. on any business day shall not be deemed effective until the opening of business on the next succeeding business day. Orders directing disposition of funds will apply only to available funds Notwithstanding the foregoing: (i) all transactions relating to the Account and any items therein duly consummated or processed by Mellon prior to its receipt of a Notice of Exclusive Control (or duly commenced by Mellon prior to any such receipt and so consummated or processed thereafter) shall be deemed not to constitute a violation of this Agreement; (ii) Mellon may (at its discretion and without any obligation to do so) commence honoring solely Administrative Agent’s orders concerning the Account at any time or from time to time after it becomes aware that Administrative Agent has sent to it a Notice of Exclusive Control (including without limitation reversing or redirecting any transaction referred to in clause (i) above) with no liability whatsoever to Pledgor or Administrative Agent or any other party for doing so; and (iii) Mellon shall not change the name or account number of any Account without having received the Administrative Agent’s prior express written consent thereto. In case of any conflict between instructions received by Mellon from Administrative Agent and Pledgor, the instructions from Administrative Agent shall prevail. “Exclusive Control Effective Date” means the date of receipt by Mellon of the Notice of Exclusive Control in the form of Exhibit A hereto. Such notice shall be in effect until Mellon has received from the Administrative Agent a written notice of Pledgor’s satisfaction of the release provisions in the separate documentation between Pledgor and the Administrative Agent in the form attached as Exhibit B hereto, and the date of receipt by Mellon of such notice shall be referred to as the “Exclusive Control Termination Date.” Any period between an Exclusive Control Effective Date and an Exclusive Control Termination Date shall be referred to as an Administrative Agent Control Period.

3. Mellon is authorized to debit the Account in accordance with Mellon’s customary practices with respect to (i) payment of customary fees and charges with respect to the routine maintenance and operation of the Account and Lockbox (“Fees”) and (ii) any items (including, but not limited to, checks, drafts, Automatic Clearinghouse (ACH) credits or wire transfers or other electronic transfers or credits) deposited to the Account and returned or otherwise not collected, whether for insufficient funds or any other reason (“Returned Items”), in each case as provided for under any agreements between Pledgor and Mellon relating to the Account. In the event Mellon is unable to obtain sufficient funds from such charges to cover Fees or Returned Items, Pledgor and, with respect to any Administrative Agent Control Period, Pledgor and Administrative Agent, jointly and severally, shall indemnify Mellon for all amounts related to the Fees or Returned Items incurred by Mellon. Mellon shall neither advance margin or other credit against the Account, nor hypothecate any funds deposited in the Account, without the prior written consent of Administrative Agent. Except as required by law, Mellon shall not agree with any other person or entity that it will comply with any withdrawal, transfer, payment instructions, or any other orders, from such person or entity concerning the Account or any funds therein, without the prior written consent of Administrative Agent and any such agreement entered into without such consent shall be null and void, provided, however, that the foregoing shall not apply to any withdrawals, transfers, payment instructions, debits or other orders that are the result of any wire drawdowns or ACH debits to the Account that have been initiated prior to Mellon’s receipt of a Notice of Exclusive Control.

4. Mellon represents and warrants to Administrative Agent that: (i) Mellon Bank constitutes a “bank” (as defined in Section 9-102 of the Pennsylvania Uniform Commercial Code (“UCC”)), and (ii) that the jurisdiction (determined in accordance with Section 9-304 of the UCC) of Mellon Bank for purposes of each Account maintained by Pledgor with Mellon Bank shall be the Commonwealth of Pennsylvania. Mellon will not, without Administrative Agent’s prior written consent, amend the Terms and Conditions so that Mellon Bank’s jurisdiction for purposes of Section 9-304 of the UCC is other than a jurisdiction permitted pursuant to preceding clause (ii). Upon request, Mellon will promptly furnish to Administrative Agent a copy of the Terms and Conditions. Upon request, Mellon shall furnish to Administrative Agent, at its address indicated below, copies of all monthly account statements and other information relating to each Account that Mellon sends to Pledgor and to disclose to Administrative Agent all information requested by Administrative Agent regarding the Account.

5. Anything to the contrary in this Agreement notwithstanding: (i) Mellon shall have only the duties and responsibilities expressly set forth in writing herein (and in its Terms and Conditions as in effect from time to time, all of which shall apply to the Account to the extent not inconsistent with this Agreement) and shall not be deemed to be a fiduciary for any party hereto; (ii) Mellon shall be fully protected in acting or refraining from acting in good faith on any written notice, instruction or request purportedly furnished to it by Administrative Agent in accordance with the terms hereof, in which case the parties hereto agree that Mellon has no duty to make any further inquiry whatsoever; (iii) unless Mellon is grossly negligent or engages in willful misconduct in performance or non-performance in connection with this Agreement and the Account, Pledgor and Administrative Agent expressly agree that Mellon's liability shall be limited to damages directly caused by such breach and in no event shall Mellon be liable for any incidental, indirect, punitive or consequential damages or attorneys' fees; and (iv) the Pledgor and, with respect to any Administrative Agent Control Period, the Pledgor and the Administrative Agent, jointly and severally, hereby indemnify Mellon for, and hold Mellon harmless against, any claim, loss, cost, liability or expense (including reasonable inside or outside counsel fees and disbursements) incurred or suffered by any party in connection herewith arising out of or in connection with this Agreement or the Account, except as may result from its willful misconduct or gross negligence.

6. Notwithstanding any other provision of this Agreement, Mellon shall not be liable for any failure, inability to perform, or delay in performance hereunder, if such failure, inability, or delay is due to acts of God, war, civil commotion, governmental action, fire, explosion, strikes, other industrial disturbances, equipment malfunction, action, non-action or delayed action on the part of the Pledgor or Administrative Agent or any other entity or any other events or circumstances that are beyond Mellon's reasonable control.

7. Any amendment, modification or supplementation of this Agreement shall be effected solely by an instrument in writing executed by all the parties hereto. This Agreement may not be terminated by the Pledgor unless the prior written consent of Mellon and the Administrative Agent are obtained. Mellon may terminate this Agreement: (i) upon ten (10) days prior written notice for cause, or (ii) upon thirty (30) days' prior written notice without cause, in each case, to the Pledgor and the Administrative Agent. Administrative Agent may terminate this Agreement (i) upon ten (10) days prior written notice for cause, or (ii) upon thirty (30) days' prior written notice without cause, in each case, to Mellon. Pledgor’s and Administrative Agent’s obligations, if any, to Mellon under this Agreement to indemnify, hold harmless and pay amounts owed shall survive termination of this Agreement. Administrative Agent shall provide a written notice to Mellon when all obligations of the Pledgor to Administrative Agent are paid and satisfied in full or when the security agreement is terminated.

8. All notices shall be in writing and sent (including via facsimile with receipt confirmed by telephone) to the parties hereto at their respective addresses or facsimile or telephone numbers (or to such other address or facsimile and telephone numbers as any such party shall designate in writing to the other parties from time to time). Notices shall be deemed to have been properly given when delivered in person, or when sent by facsimile or other electronic means and electronic confirmation of error-free receipt is received, or three (3) business days after being sent by certified or registered mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below:

Pledgor:                     [_____________________]
70 Maxess Road
Melville, New York 11747
Attention: Paul Durando
                                Vice President/Finance
Phone: 631-396-5000
Fax: 631-396-5060

Bank:                  Mellon Bank, N.A.
Mellon Financial Services Corporation #1
Mellon Client Service Center
500 Ross Street, Room 1380
Pittsburgh, PA 15262-0001
Attention: Document Control Group Manager
Phone: 412-234-4172
Fax:  412-236-7419

Administrative Agent:    Citibank, N.A.
730 Veterans Memorial Highway
Hauppauge, New York 11788
Attention: Stuart N. Berman
                                        Vice President
Phone: 631-265-3430
Fax: 631-265-4888

9. This Agreement: (i) may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument; (ii) shall become effective when counterparts hereof have been signed by the parties hereto; and (iii) shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

10. To the extent a conflict exists between the terms of this Agreement and the Terms and Conditions, the terms of this Agreement shall control.

11. The provisions of this Agreement shall be binding upon and inure to the benefit of Mellon, Administrative Agent and Pledgor and their respective successors and assigns provided that Pledgor and Mellon may not assign any of their respective rights or obligations hereunder without the prior written consent of the Administrative Agent, provided however, with respect to Mellon an assignment by operation of law in connection with a merger or similar transaction will not be deemed to be an assignment requiring the consent of the Administrative Agent. Administrative Agent agrees to provide written notice to Mellon if Administrative Agent assigns its rights under this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

[______________________________]

By: ____________________________
Paul Durando
Vice President/Finance

Mellon Bank, N.A.
Mellon Financial Services Corporation #1

By: ___________________________
Name:
Title:

Citibank, N.A., as Administrative Agent

By: ___________________________
Stuart N. Berman
Vice President

EXHIBIT A

Citibank, N.A.

NOTICE OF EXCLUSIVE CONTROL

_______________, ____

Mellon Bank, N.A.
__________________________
__________________________
__________________________
Attention: __________________

Re:
CONTROL AGREEMENT (BANK ACCOUNTS) dated as of November ___, 2005 (the “Agreement”) among [___________________], Citibank, N.A., as Administrative Agent and Mellon Bank, N.A. relating to Account(s) No. [_____________________]

Ladies and Gentlemen:

This constitutes the Notice of Exclusive Control referred to in paragraph 2 of the Agreement. In accordance with paragraph 2 of the Agreement we hereby inform you that the Exclusive Control Effective Date has occurred upon your receipt hereof.

Citibank, N.A.

By: ___________________________
Stuart N. Berman
Vice President

EXHIBIT B

Citibank, N.A.

NOTICE OF TERMINATION OF EXCLUSIVE CONTROL

_______________, ____

Mellon Bank, N.A.
__________________________
__________________________
__________________________
Attention: __________________

Re:
CONTROL AGREEMENT (BANK ACCOUNTS) dated as of November ___, 2005 (the “Agreement”) among [____________________], Citibank, N.A., as Administrative Agent and Mellon Bank, N.A. relating to Account(s) No. [____________________]

Ladies and Gentlemen:

This constitutes the Notice of Termination of Exclusive Control referred to in paragraph 2 of the Agreement. In accordance with paragraph 2 of the Agreement we hereby inform you that the Exclusive Control Termination Date has occurred upon your receipt hereof.

Citibank, N.A.

By: ___________________________
Stuart N. Berman
Vice President

EXHIBIT E

BLOCKED ACCOUNT AGREEMENT

BLOCKED ACCOUNT AGREEMENT (the AAgreement@) dated as of the __ day of __________, 2005, made by [____________________], a [_______________] corporation (the AGrantor@), to Citibank, N.A., as administrative agent (the AAdministrative Agent@) for the lenders (the ALenders@) parties to the Credit Agreement (as hereinafter defined).

RECITALS

A. The Grantor entered into a certain Amended and Restated Credit Agreement dated as of September 30, 2004, as amended by a First Amendment dated as of February 28, 2005 and by a Second Amendment of even date herewith (collectively, the ACredit Agreement@).

B. Pursuant to the Credit Agreement, the Grantor will receive Revolving Credit Loans and other financial accommodations from the Lenders named therein.

C. In connection therewith, the Grantor has granted to the Administrative Agent a security interest in certain property, including, without limitation, all of the Grantor's present and future accounts receivable, contract rights and other forms of obligations for the payment of money (collectively, the "Accounts"), all as more fully described in the Amended and Restated Security Agreement dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Security Agreement"), executed by the Grantor in favor of the Administrative Agent.

D. The Grantor has further agreed pursuant to the terms of the Credit Agreement that after the Administrative Agent gives a notice in accordance with Section 5.12 of the Credit Agreement, all checks, cash and other payments received by the Grantor with respect to the Accounts will be deposited by the Grantor in a blocked account. For the foregoing purpose, the Grantor has established with the Administrative Agent Account No. _____________________ (the "Blocked Account"), which Blocked Account will be governed by this Agreement.

In consideration of the foregoing, the Grantor and the Administrative Agent hereby agree as follows:

1. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

2. As part of the consideration for the indebtedness evidenced by the Revolving Credit Note, the Grantor does hereby absolutely and unconditionally grant a security interest to the Administrative Agent in and to the Blocked Account in all funds, whether or not proceeds of Collateral, now or hereafter on deposit in the Blocked Account and all of the Grantor's present and future rights in and to the Blocked Account and the funds on deposit therein. This grant of a security interest shall be in addition to the rights of the Administrative Agent in the funds on deposit in the Blocked Account as proceeds of its Collateral. Prior to the Full Dominion Effective Date, as hereinafter defined, Grantor shall be entitled to transfer, withdraw or otherwise disburse funds from the Blocked Account. Effective on and after the Full Dominion Effective Date, Grantor shall be deemed irrevocably to have waived Grantor=s authority to transfer, withdraw or otherwise disburse funds from the Blocked Account, and acknowledges that until such time as a Full Dominion Termination Date, as hereinafter defined, has occurred, Administrative Agent shall have exclusive control of, and full dominion over, funds credited to the Blocked Account. Grantor agrees promptly to pay directly and immediately to Administrative Agent any and all funds that Grantor transfers, withdraws or otherwise disburses from the Blocked Account in contravention of this Agreement. ?Full Dominion Effective Date@ means the date of the giving of the notice specified in Section 5.12 (a) of the Credit Agreement in the form of Exhibit A hereto. Such notice shall be in effect until the Administrative Agent has delivered written Notice of the Grantor=s satisfaction of the release provisions contained in Section 5.12(d) of the Credit Agreement in the Form of Exhibit B hereto, and the date of such notice shall be referred to as the AFull Dominion Termination Date@. On and after the Full Dominion Termination Date, the Grantor shall again be entitled to transfer, withdraw or otherwise disburse funds from the Blocked Account.

3. On and after the Full Dominion Effective Date and prior to any Full Dominion Termination Date, authorized agents of the Administrative Agent shall be the only Persons authorized to make withdrawals from, to draw upon, to issue wire transfer instructions, to transfer funds out of, and to otherwise exercise any authority over, the Blocked Account and the funds on deposit therein. No officer, agent, employee, designee or representative of the Grantor shall have any authority to withdraw any amounts from, to draw upon, to issue wire transfer instructions, to transfer funds out of, or to otherwise exercise any authority over the Blocked Account or the funds on deposit therein.

4. On and after the Full Dominion Effective Date and prior to any Full Dominion Termination Date, the Administrative Agent has the right, and the Grantor hereby irrevocably authorizes the Administrative Agent, to withdraw funds from and/or draw upon the Blocked Account to pay amounts due and owing to the Administrative Agent under the Credit Agreement, including, without limitation, fees payable under the Credit Agreement, interest on and principal of Revolving Credit Loans thereunder and commitment fees payable thereunder all as more particularly provided below. The Grantor hereby agrees that all amounts deposited into the Blocked Account shall, two (2) Business Days after receipt thereof, be withdrawn by the Administrative Agent and shall be applied by the Administrative Agent to satisfy such outstanding Obligations, as defined in the Security Agreement, or held by the Administrative Agent as cash collateral for the Obligations, as provided in paragraph 2 hereof and in the Security Agreement, as more fully provided below:

(a) Prior to the occurrence and continuance of an Event of Default occurring and continuing under the Credit Agreement, after the payment of any and all accrued expenses under Section 10.4 of the Credit Agreement due and unpaid thereunder, the Administrative Agent shall apply funds in the Blocked Account in the following order:

(i)	to accrued interest due and unpaid on the Revolving Credit Loans;

(ii)	to accrued commitment fees pursuant to Section 2.9 (a) of the Credit Agreement;

(iii)	to letter of credit fees due and unpaid pursuant to Section 2.9 (b) of the Credit Agreement;

(iv)	to the Administration Agent any annual fees due and unpaid pursuant to Section 2.9 (c) of the Credit Agreement;

(v)
to reduce the principal amount of the Revolving Credit Loans to an amount which considering any advances and/or repayments of same since the date of the last Borrowing Base Certificate will result in the Grantor being in compliance with Section 6.3 of the Credit Agreement; and

(vi)	to the extent of any excess remaining after application pursuant to (i) through (v) above, to the order of the Grantor.

(b) After the occurrence and continuance of an Event of Default under the Credit Agreement, the Administrative Agent shall apply the balance from time to time in the Blocked Account to reduce the Obligations (as defined in the Security Agreement) at the Administrative Agent's sole discretion, and any balance remaining after such application shall be held as security for such Obligations as provided in paragraph 2 hereof and in the Security Agreement.

5. On and after the Full Dominion Effective Date and prior to any Full Dominion Termination Date, the Grantor hereby agrees, on forms approved by the Administrative Agent, to instruct all Account Debtors to make all payments in respect of Accounts directly to the Blocked Account. The Blocked Account shall be non-interest bearing and shall be subject to debit or withdrawal only in accordance with the terms hereof.

6. The Blocked Account and the funds on deposit therein shall be subject to the Administrative Agent's right of setoff, banker's lien and any other rights the Administrative Agent has in and to deposit accounts maintained thereat. Nothing contained herein shall be deemed to be a waiver of any rights or remedies the Administrative Agent may have against the Grantor or any funds of the Grantor on deposit at the Administrative Agent. No failure of the Administrative Agent to require, and no delay by the Administrative Agent in requiring, the Grantor to comply with any requirement of this Agreement shall constitute a waiver of compliance with any requirement of this Agreement. No failure of the Administrative Agent to exercise, and no delay by the Administrative Agent in exercising, any right or any remedy, whether under this Agreement, at law or otherwise shall constitute a waiver of any such right or remedy. Any waiver by the Administrative Agent of compliance with a requirement of this Agreement, or of any right or any remedy, shall be effective only if in a writing signed by the Administrative Agent, and shall be limited to the specific instance for which such waiver was granted and shall not constitute a waiver of such compliance, right or remedy in the future or of compliance with any other requirement, or of any other right or remedy, whether under this Agreement or otherwise.

7. This Agreement may not be amended, modified, terminated or waived except in a writing signed by the party to be charged therewith; provided, that the Administrative Agent may terminate this Agreement upon thirty (30) days' written notice to the Grantor; and provided further, that after the termination of the Credit Agreement and the indefeasible payment in full to the Administrative Agent of all amounts owing thereunder or in respect thereof, either the Grantor or the Administrative Agent may terminate this Agreement upon one day's written notice to the other.

8. Notices and other communications to be given hereunder shall be in writing and may be given (i) by certified or registered mail, return receipt requested, postage prepaid and shall be effective three (3) business days after deposit in the U.S. mail, (ii) by reliable same day or overnight courier and shall be effective one (1) business day after delivery to such courier or (iii) by telecopy and shall be effective when received; provided that all such notices and communications given hereunder to the Administrative Agent by any of the above described methods shall be effective only upon actual receipt by the Administrative Agent. Notices shall be addressed to the Grantor, at its address at 70 Maxess Road, Melville, New York 11747, and to the Administrative Agent, at its address specified in the Credit Agreement, or, as to either party, at such other address as shall be designated by such party in a written notice to the other party.

9. This Agreement shall be binding upon and inure to the benefit of the Administrative Agent and the Grantor and their respective successors and assigns; provided that the Grantor may not assign any of its rights or obligations hereunder without the prior written consent of the Administrative Agent.

10. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provisions shall not be affected or impaired in any other jurisdiction, nor shall the remaining provisions contained herein and therein in any way be affected or impaired thereby.

11. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same document.

12. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws.

IN WITNESS WHEREOF, the undersigned have hereunto executed this Blocked Account Agreement by their duly authorized officers as of the day and year first above written.

CITIBANK, N.A., as Administrative Agent

By:___________________________
Stuart N. Berman
Vice President

[_____________________________]

By:___________________________
Paul Durando
Vice President/Finance

EXHIBIT A

NOTICE OF FULL DOMINION

[Letterhead of Administrative Agent]

To:	[_____________________]

RE:	Account Number: _______________

Dear Sir or Madam:

Reference is made to the Blocked Account Agreement dated October __, 2005 (the AAgreement@) between Citibank N.A., individually and as Administrative Agent for various lenders and you regarding the above captioned account (the AAccount@). Capitalized terms used herein without definition have the meaning given or incorporated by reference in the Agreement.

In accordance with Section 2 of the Agreement, we hereby inform you that the Full Dominion Effective Date has occurred as of the date hereof.

Sincerely,

Citibank, N.A., as Administrative Agent

By:_________________________
Stuart N. Berman
Vice President

EXHIBIT B

NOTICE OF TERMINATION OF FULL DOMINION

[Letterhead of Administrative Agent]

To:	[____________________]

RE:	Account Number: _______________

Dear Sir or Madam:

Reference is made to the Blocked Account Agreement dated November __, 2005 (the AAgreement@) between Citibank N.A., individually and as Administrative Agent for various lenders and you regarding the above captioned account (the AAccount@). Capitalized terms used herein without definition have the meaning given or incorporated by reference in the Agreement.

In accordance with Section 2 of the Agreement, we hereby inform you that the Full Dominion Termination Date has occurred as of the date hereof.

Sincerely,

Citibank, N.A., as Administrative Agent

By:_________________________
Stuart N. Berman
Vice President